                                                                                                                                                            Exhibit

                                                                                                                                                            Sub-Item 77C

                                                           GENERAL MONEY MARKET FUND, INC.

                                         MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

A Special Meeting of Shareholders was held on June 9, 2010 for General Money Market Fund, Inc.   Below are the total shares entitled to vote at the meeting, and the number of shares represented at the meeting, either in person or by proxy.

            Total Shares entitled                                        Shares Represented at Meeting,

            to vote at meeting:__                                       in person or by proxy:________

            12,968,858,544.604                                        6,531,358,586.959

The following matters were duly approved by the holders of the outstanding Shares of General Money Market Fund, Inc. as follows:

Approval to amend the Fund’s fundamental policies and investment restrictions regarding borrowing.

Affirmative Votes:       4,767,404,156.797

Negative Votes:                          441,162,248.790

Abstained Votes:            453,571,887.372

Uninstructed Shares:       869,220,294.000

Approval to amend the Fund’s fundamental policies and investment restrictions regarding lending.

Affirmative Votes:       4,764,058,193.900

Negative Votes:                          442,355,384.500

Abstained Votes:            445,724,714.559

Uninstructed Shares:       869,220,294.000

Approval to amend the Fund’s fundamental policies and investment restrictions to permit investment in additional money market instruments.

Affirmative Votes:       4,811,791,836.804

Negative Votes:                          401,760,909.633

Abstained Votes:            448,585,546.522

Uninstructed Shares:       869,220,294.000

Approval to amend the Fund’s fundamental policies and investment restrictions to permit investment in other investment companies.

Affirmative Votes:       4,706,364,324.394

Negative Votes:                          495,787,075.063

Abstained Votes:            459,986,893.502

Uninstructed Shares:                      869,220,294.000